UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

United Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-30841	22-3342379
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2112 Highpoint Drive Sachse, TX		75048
(Address of principal executive offices)		(Zip Code)

(214) 802-6777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On October 31, 2019, the Company closed a Share Exchange Agreement (the “Share Exchange Agreement”) dated October 31, 2019 with Rigworx, Inc. Pursuant to the terms of this agreement in exchange for 100% of the Rigworx Shares (5,000,000 Preferred A shares and 45,000,000 common shares) the Company will issue in the name of the Rigworx Stockholder a stock certificate for 5,000,000 Preferred A shares and 45,000,000 shares of its common stock. The agreement will be a 1 for 1 share swap between the two companies. The merger will be accounted for as a “reverse acquisition” and recapitalization.

Item 5.03      Amendments to Articles of Incorporation or Bylaws.

On October 31, 2019, United Energy, Corp. (the “Company”) filed an Amended Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada, to (i) Increase the authorized shares to 500,000,000. The company has three classes of stock. Preferred A Stock has an authorized share amount of 5,000,000 (Five Million) with 500 to 1 voting rights compared to common stock. Preferred A stock can't be converted into common stock and doesn't receive a dividend. Preferred B stock has an authorized amount of 70,000,000 (Seventy Million). Every Preferred B share can be converted into 1.5 shares of common stock. There are 425,000,000 shares of common stock authorized. Each share of common stock receives one vote.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Exhibit Description
3.1	Plan of Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Energy Corp.

Dated: November 1, 2019	By:	/s/ Sam Smith
Sam Smith Chairman & CEO